SCHEDULE 14A
                                 (RULE 14A-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[  ] Preliminary  Proxy  Statement          [ ] Confidential, For Use of the
                                            Commission  Only  (as  permitted  by
                                            Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2


                            WALSH INTERNATIONAL INC.
--------------------------------------------------------------------------------



                  (Name of Registrant as Specified in Charter)


                            WALSH INTERNATIONAL INC.
--------------------------------------------------------------------------------
              (Name of Person(s) Filing the Information Statement)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(5) Total fee paid:
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,or the form or schedule and the date of its filing.

(1) Amount previously paid:
--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
(3) Filing party:
--------------------------------------------------------------------------------
(4) Date filed:
--------------------------------------------------------------------------------

                                     [LOGO]








                            WALSH INTERNATIONAL INC.
                           105 TERRY DRIVE, SUITE 118
                           NEWTOWN, PENNSYLVANIA 18940




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                OCTOBER 23, 1997


     The Annual Meeting of Stockholders of Walsh International Inc. ("Walsh" or the "Company") will be held at the Princeton Marriott Forrestal Village, 201 Village Boulevard, Princeton, New Jersey 08540, on the 23rd day of October, 1997, at 11:00 a.m. (local time), for the following purposes:

       1. to elect two directors to the Company's Board of Directors;

       2. to consider and vote upon a proposal to approve the Employee Stock Purchase Plan; and

       3. to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 2, 1997 as the record date for the determination of the stockholders of the Company entitled to notice and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

     ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.


                                        By Order of the Board of Directors



                                          /s/ Leonard R. Benjamin
                                          --------------------------------------
                                              Leonard R. Benjamin
                                              Secretary

September 30, 1997

                            WALSH INTERNATIONAL INC.
                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 23, 1997


                                  INTRODUCTION


     THIS PROXY STATEMENT IS BEING FURNISHED TO STOCKHOLDERS OF RECORD OF WALSH INTERNATIONAL INC. ("Walsh" or the "Company") as of September 2, 1997 in connection with the solicitation by the Board of Directors of Walsh of proxies for the 1997 Annual Meeting of Stockholders to be held at the Princeton Marriott Forrestal Village, 201 Village Boulevard, Princeton, New Jersey, 08540, on October 23, 1997 at 11:00 a.m. (local time), or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and enclosed form of proxy to stockholders is September 30, 1997.


     As of the close of business on September 2, 1997, the Company had outstanding 10,554,223 shares of Common Stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of record of a majority of the issued and outstanding stock entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting.

     If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by a written notice of revocation received by the person or persons named therein or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

     Proxies in the accompanying form will be voted in accordance with the instructions indicated thereon, and, if no such instructions are indicated, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below.


     The vote required for approval of each of the proposals before the shareholders at the Annual Meeting is specified in the description of such proposal below. For the purposes of determining whether a proposal has received the required vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. Brokers who are members of the New York Stock Exchange ("NYSE") and who hold shares in "street name" for customers have, by NYSE rules, the authority to vote on certain items in the absence of instructions from their customers, the beneficial owners of the shares. Under these rules, brokers that do not receive instructions are entitled to vote on the election of the two nominees for director and on the proposal to approve the Employee Stock Purchase Plan.


1. ELECTION OF DIRECTORS

     The Company's By-laws provide for a Board of Directors classified into three classes, each with a term of office of three years, expiring sequentially at successive annual meetings of stockholders. The entire Board of Directors is currently comprised of six directors. Two directors will be elected at the 1997 Annual Meeting of Stockholders for terms of three years each and until their respective successors are elected and shall have qualified or until either sooner dies, resigns or is removed.


     The shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the two nominees for the Board of Directors named below. If, as a result of circumstances not known or unforeseen, any of such nominees shall be unavailable to serve as a director, proxies will be voted for the election of such other person or persons as the Board of Directors may select. Each nominee for director will be elected by a plurality of votes cast at the Annual Meeting of Stockholders. Proxies will be voted "for" the election of the two nominees unless instructions to "withhold" votes are set forth on the proxy card. Withholding votes will not influence voting results. Abstentions may not be specified as to the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO ELECT THE TWO NOMINEES FOR THE BOARD OF DIRECTORS NAMED BELOW.

                                                                                         SERVED AS
                                                    PRINCIPAL                            DIRECTOR
          NAME                                      OCCUPATION                            SINCE
          ----                                      ----------                           ---------
NOMINEES FOR ELECTION AS
 DIRECTOR
 Michael A. Hauck .........   Chief Executive Officer, Walsh                               1991
 Leonard M. Lodish   ......   Professor, Wharton School, University of Pennsylvania        1996

 CONTINUING DIRECTORS
 Dennis M.J. Turner  ......   Chief Executive Officer, Source Informatics Inc.; Chief
                              Executive Officer, Pharmaceutical Marketing Services
                              Inc.; Chairman of the Board, Walsh                           1988
 Robert Mander ............   President and Chief Operating Officer, Walsh                 1996
 Harry C. Groome  .........   Retired; formerly Chairman, SmithKline Beecham
                              Consumer Healthcare                                          1996
 James W. Stevens .........   Retired; formerly Executive Vice President Prudential
                              Insurance Company of America                                 1996


                        DIRECTORS AND EXECUTIVE OFFICERS


     Set forth below is certain information with respect to each of the nominees for the office of director, each director whose term of office will continue after the 1997 Annual Meeting of Stockholders, and each other executive officer of Walsh:

NOMINEES

     MICHAEL A. HAUCK, 52, has served as a director of the Company since September 1991, as President and Chief Operating Officer from September 1991 to April 1996 and as Chief Executive Officer since April 1996. Prior to joining Walsh, Mr. Hauck was Chief Executive of MSAS Cargo International, a subsidiary of Ocean Group plc, a company operating in 32 countries worldwide. Prior to his ten years with MSAS, he spent five years with Cory Distribution, most recently as Marketing Director.

     LEONARD M. LODISH, 54, has served as a director since May 1996. From 1968 to present he has been a professor at the Wharton School, University of Pennsylvania. Currently, he is the Samuel R. Harrel Professor in the Marketing Department and the Managing Director of the Wharton Multi-National Marketing Program. He co-founded Management Decision Systems Inc. in 1967, which later merged with Information Resources, Inc. Dr. Lodish is a director of Information Resources, Franklin Electronic Publishers and J&J Snack Foods.


CONTINUING DIRECTORS

     DENNIS M.J. TURNER, 54, has served as a director of the Company since its inception and Chairman of the Board since April 1996. He has also been the Chief Executive Officer of Source Informatics Inc. since it was spun off from Walsh in April 1996 and has served as a director and Chief Executive Officer of Pharmaceutical Marketing Services Inc. since its inception in a carve out from Walsh in 1991. Mr. Turner is a director of International Biotechnology Trust plc. Mr. Turner's term as director of the Company will expire in 1998.

     Robert Mander, 46, has served as President and Chief Operating Officer of the Company since April 1996. Prior to that, he served as a Vice President of Walsh since its inception in May 1988, ultimately having responsibility for the European and Pacific Rim operations of the Company. From 1974 to 1981, Mr. Mander was responsible for developing the direct marketing business of one of the Company's predecessors. From 1981 to 1988, he was responsible for the predecessor company's non-pharmaceutical business and, ultimately, divestment of its non-core activities. Mr. Mander's term as director of the Company will expire in 1999.

     JAMES W. STEVENS, 60, has served as a director since April 1996. From 1987 until his retirement in 1995, he was Executive Vice President of Prudential Insurance Company of America, and also served as Chairman and CEO of Prudential Asset Management Group. For two years previously he was a Managing Director of

Dillon, Read and Co., Inc. From 1974 until 1985 he was employed at Citicorp, including as Chairman, Citicorp Venture Capital, Executive Vice President of the Global Merchant Banking Group and Group Executive of the Capital Markets Group. Mr. Stevens is a director of Biogen, Inc., Maxcor Financial Group, Inc. and Pen-Tab Industries, Inc. Mr. Stevens' term as director of the Company will expire in 1999.

     Harry C. Groome, 60, has served as a director since April 1996. From 1963 through 1996, Mr. Groome was employed by SmithKline Beecham, ultimately as Chairman, SmithKline Beecham Consumer Healthcare and as an Executive Director of SmithKline Beecham plc. Previously he held the positions of President, SmithKline Beecham Clinical Laboratories, Vice President Marketing, SmithKline and French, and Vice President/Area Director, Latin America. Mr. Groome is a director of The BOC Group plc. Mr. Groome's term as a director of the Company will expire in 1998.


OTHER EXECUTIVE OFFICERS

     Walsh's executive officers, in addition to Michael A. Hauck and Robert Mander, are as follows:

     Martyn D. Williams, 46, has served as Vice President and Chief Financial Officer of Walsh since June 1993. He joined the Company in June 1988 and served as Group Chief Accountant from that date. He was appointed Vice President and Chief Accounting Officer in January 1992. Prior to joining Walsh, Mr. Williams, who is a chartered accountant, served with VG Instruments plc, a manufacturer of scientific instruments.

     LEONARD R. BENJAMIN, 47, has served as Vice President, General Counsel and Secretary of the Company since April 1996. He joined Walsh in April 1994 as
Associate General Counsel. From 1990 to 1994 he was employed by FoxMeyer Corporation, initially as Vice President and Division Counsel and later as Vice President and General Counsel. From 1984 to 1990, he was Assistant General Counsel of Alcon Laboratories Inc.

COMMITTEES

     During fiscal 1997, the Board of Directors of the Company held four meetings. The only standing committees of the Board of Directors are the Audit Committee and the Organization and Compensation Committee, both of which were reconstituted after the Spin-Off (as defined below). The current members of the Audit Committee are Mr. Stevens (Chairman) and Dr. Lodish. The Audit Committee periodically consults with the Company's management and independent public accountants on financial matters, including the Company's internal financial controls and procedures. The Audit Committee held two meetings in fiscal 1997. The current members of the Organization and Compensation Committee are Mr. Groome (Chairman), Dr. Lodish and Mr. Turner. The Organization and Compensation Committee reviews the performance and approves the compensation, including the granting of stock options, of corporate officers of the Company. The Organization and Compensation Committee held two meetings in fiscal 1997.

     Directors that are not employees of the Company are compensated for their services at an annual rate of $10,000 and are reimbursed for their expenses. Pursuant to the Company's Directors' Deferred Fee Program, such directors are eligible to elect to have the payment of all or any portion of their annual fees deferred and treated as "phantom equity." Any fees so deferred are treated as if invested in Common Stock on the date the deferred payment would have been made, and will be cashed out at the fair market value of the Common Stock when the electing director leaves the Board of Directors. Each of Messrs. Groome and Lodish elected to receive 830 "phantom equity" shares at a grant price of $9.40 and 315 "phantom equity" shares at a grant price of $7.925 during fiscal 1997. All directors may participate in Company's Restated Stock Option Plan and Restricted Stock Purchase Plan. Non-employee directors are also eligible for the Company's Non-Employee Director Stock Option Plan.

               COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the company's knowledge, the only persons or groups that may be deemed to own beneficially 5% or more of the Company's outstanding Common Stock as of September 2, 1997 are the following:






                                                                   SHARES
                                                                BENEFICIALLY       PERCENT
                     NAME AND ADDRESS                               OWNED          OF CLASS
------------------------------------------------------------   -----------------   ---------
Welsh, Carson, Anderson & Stowe V, L.P.   ..................      1,259,239(1)      11.9 %
Welsh, Carson, Anderson & Stowe IV, L.P.  ..................        964,505(1)       9.1 %
 320 Park Avenue, Suite 2500
 New York, New York 10022
The Kaufman Fund, Inc.  ....................................      1,200,000         11.4 %
 140 East 45th Street 43rd Floor
 New York, New York 10017
State of Wisconsin Investment Board ........................        863,000          8.2 %
 P.O Box 7842
 Madison, Wisconsin 53707
Rohit M. Desai Desai Capital Management Incorporated  ......        743,125(2)       7.0 %
 540 Madison Avenue
 New York, New York 10022


----------

(1) Does not include an additional 320,403 shares of Common Stock owned by other investment partnerships affiliated with Welsh, Carson, Anderson & Stowe.

(2) Represents shares owned by Equity-Linked Investors, L.P. ("ELI-I") and Equity-Linked Investors-II ("ELI-II"). Rohit M. Desai is the managing general partner of the general partner of each of ELI-I and ELI-II. Mr. Desai is also the sole stockholder, chairman of the board and president of Desai Capital Management Incorporated ("DCMI"). DCMI acts as investment advisor to ELI-I and ELI-II and, pursuant to investment advisory agreements between DCMI and each such partnership, DCMI has the power to vote and dispose of such shares. DCMI and Mr. Desai each disclaims beneficial ownership of such shares.


                      COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the company's Common Stock as of September 2, 1997 by (i) each of the Company's directors, (ii) each of the Company's executive officers named in the Summary Compensation Table below and (iii) the Company's executive officers and directors as a group. Except as otherwise indicated, each nominee named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by him.


                                                     SHARES
                                                  BENEFICIALLY     PERCENT
                    NAME                             OWNED         OF CLASS
-----------------------------------------------   --------------   ---------
Michael A. Hauck ..............................       79,636(1)       *
Dennis M.J. Turner  ...........................      354,040(2)     3.3 %
Robert Mander .................................      222,578(3)     2.1 %
Martyn D. Williams  ...........................       25,326(4)       *
Leonard R. Benjamin ...........................        5,750(5)       *
James W. Stevens ..............................       10,000(6)       *
Harry C. Groome  ..............................        5,000(7)       *
Leonard M. Lodish   ...........................       13,000(8)       *
All executive officers and directors as a group
 (8 persons)  .................................      715,330(9)     6.6 %


----------

  *  less than 1%

(1) Includes options to purchase 58,250 shares granted pursuant to the Company's Restated Stock Option and Restricted Stock Purchase Plan (the "Stock Plan") that are exercisable within 60 days of the date hereof.

(2) Includes options to purchase 119,250 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof. Does not include 6,883 shares owned by immediate family members of Mr. Turner as to which Mr. Turner may be deemed to be the beneficial owner. His share total includes 172,858 shares owned by a trust administered for the benefit of the family of Mr. Turner. Mr. Turner disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(3) Includes (i) 146,662 shares held by Silicon Dream Inc., a company controlled by Mr. Mander, (ii) 34,206 shares held by Reredos Corporation as the nominee for the trustee of a trust for the benefit of Mr. Mander's children, and (ii) options to purchase 41,750 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.

(4) Includes options to purchase 22,575 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.

(5) Includes options to purchase 5,550 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.

(6) Includes options to purchase 4,000 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.

(7) Includes options to purchase 4,000 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.

(8) Includes options to purchase 9,000 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.

(9) Includes options to purchase an aggregate 264,375 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.


                              CERTAIN TRANSACTIONS

     The Company and Source Informatics Inc. ("Source"), the business spun off to Walsh stockholders on April 16, 1996 (the "Spin-Off"), entered into certain transitional service arrangements relating to the provision of management services. For a transitional period of approximately six months after the Spin-Off; the Chief Financial Officer and the General Counsel of Walsh provided certain services to Source. In addition, the Chief Executive Officer of Walsh has been made available to Source as a consultant on a limited basis from time to time. Such officers have provided services to Source only to the extent not inconsistent with their duties to the Company, with the Company's requirement that these officers devote at least 80% of their business time to Walsh. Such transitional arrangements were terminated during fiscal 1997.


     At the end of fiscal 1997 certain transitional service arrangements with Source relating to the provision of consulting services by Dennis M.J. Turner to the Company were terminated. In connection with such arrangements the Company paid $100,076 to Source for Mr. Turner's services. Mr. Turner is the Chairman of the Company and is paid an annual fee of $100,000 for his services.


          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission in fiscal 1997 were timely filed.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain compensation information as to the chief executive officer, the former Chief Executive Officer and the three other highest paid executive officers of the Company for the fiscal years ended June 30, 1997, 1996, and 1995:


SUMMARY COMPENSATION TABLE



                                                                               LONG-TERM
                                                                              COMPENSATION
                                         ANNUAL COMPENSATION                     AWARDS
                                   --------------------------------   ----------------------------
                                                                         (G)
                                                                      SECURITIES         (H)
             (A)                    (B)       (C)          (D)        UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION       YEAR      SALARY       BONUS       OPTIONS(#)     COMPENSATION
--------------------------------   ------   ----------   ----------   ------------   -------------
Michael A. Hauck ...............   1997     $289,216       $ 95,000     25,000        $   67,706(2)
 Chief Executive Officer(1)        1996     $260,914       $167,981     55,000        $   64,479(2)
                                   1995     $248,436       $141,510     5,000         $   63,260(2)
Robert Mander ..................   1997     $218,750       $ 70,000     20,000        $  116,435(4)
 President and Chief Operating     1996     $176,893       $ 77,500     43,750        $  107,341(5)
 Officer(3)                        1995     $170,289       $ 66,382     3,750         $  109,689(6)
Martyn D. Williams  ............   1997     $171,323       $ 44,700     15,000        $   33,130(7)
 Vice President and Chief Finan-   1996     $155,000       $ 81,375     25,500        $   31,902(7)
 cial Officer                      1995     $151,050       $ 66,780     3,125         $   31,085(7)
Leonard R. Benjamin ............   1997     $166,600       $ 38,400     7,500         $   19,701(9)
 Vice President,General            1996     $152,500       $ 37,500     8,250         $   17,340(9)
 Counsel and Secretary(8)          1995     $140,000       $ 30,600     2,500         $   35,425(9)


----------

(1) Mr. Hauck was elected Chief Executive Officer as of the Spin-Off. For fiscal year 1995 and for fiscal year 1996 until the Spin-Off, he held the position of President and Chief Operating Officer.

(2)  Includes a $24,776, $22,320 and $22,896 car allowance, $39,120, $39,137 and
     $37,264 of contributions to individual's pension plan, $2,649, $1,550 and $1,590 paid by the Company for life insurance premiums, and $1,161, $1,472 and $1,510 for health insurance premiums in fiscal year 1997, 1996 and 1996, respectively.

(3) Mr. Mander was elected President and Chief Operating Officer as of the Spin-Off. For fiscal year 1995 and for fiscal year 1996 until the Spin-Off, he held the position of Vice President - European and Pacific Rim Operations.


(4) Includes a $27,900 car allowance, $31,650 of contributions to individual's pension plan, $1,679 paid by the Company for health insurance premiums, a $15,006 overseas cost-of-living allowance, a $25,200 housing allowance and $15,000 for relocation expenses.


(5) Includes a $27,900 car allowance, $25,543 of contributions to individual's pension plan, $1,472 paid by the Company for health insurance premiums, a $34,026 overseas cost-of-living allowance, and an $18,400 housing allowance.

(6) Includes a $28,620 car allowance, $25,543 of contributions to individual's pension plan, $1,510 paid by the Company for health insurance premiums, $1,590 paid by the Company for life insurance premiums, a $34,026 overseas cost-of-living allowance, and $18,400 housing allowance.

(7)  Includes an $12,303,  $11,830 and $11,830 car allowance,  $17,173,  $17,050 and $16,155 of contributions paid to individual's pension fund, $1,935, $1,550 and $1,510 paid by the Company for life insurance premiums, and $1,719, $1,472 and $1,590 paid by the Company for health insurance premiums in fiscal years 1997, 1996 and 1995, respectively.

(8) Mr. Benjamin was elected Vice President and General Counsel as of the Spin-Off. For fiscal year 1995 and for fiscal year 1996 until the Spin-Off, he held the position of Associate General Counsel.

(9) Includes a $7,560 car allowance for each of fiscal year 1997, 1996 and 1995. Includes $4,976 and $3,005 of contributions to the individual's
     401(k) in fiscal years 1997 and 1996, respectively, $773, $715 and $657 paid by the Company for life and disability insurance premiums, and $6,392, $6,060 and $5,454 paid by the Company for health insurance and dental insurance premiums in fiscal years 1997,1996 and 1995, respectively. Includes $21,754 paid by the Company for relocation expenses in fiscal 1995.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants of stock options, stock appreciation rights and phantom stock units awarded to the named executive officers during the fiscal year ended June 30, 1997:


                                                                           POTENTIAL REALIZABLE VALUE
                                                                           AT ASSUMED ANNUAL RATES OF
                                                                             STOCK PRICE APPRECIATION
                                         INDIVIDUAL GRANTS                        FOR OPTION TERM
                       ---------------------------------------------------   ------------------------
                                      PERCENT OF
                         NUMBER OF      TOTAL
                        SECURITIES   OPTIONS/SARS
                        UNDERLYING    GRANTED TO   EXERCISE OR
                        OPTION/SARS  EMPLOYEES IN  BASE PRICE   EXPIRATION
         NAME             GRANTED    FISCAL YEAR     ($/SH)       DATE            5%($)     10%($)
         (A)                (B)          (C)          (D)          (E)              (F)        (G)
---------------------- --------------------------------------- -----------     ---------- -----------
Michael A. Hauck   ...    25,000         14.09%      $8.87       9/30/06        $139,750   $353,750
Robert Mander   ......    20,000         11.27%      $8.87       9/30/06        $111,800   $283,000
Martyn D. Williams ...    15,000          8.45%      $8.87       9/30/06        $ 83,850   $212,250
Leonard R. Benjamin ..     7,500          4.23%      $8.87       9/30/06        $ 41,925   $106,125

FISCAL YEAR END OPTION VALUES

     The following table sets forth the number and value of outstanding options held by the named executive officers as of June 30, 1997:


           (A)                      (B)                   (C)
---------------------------   -----------------   ----------------------
                                NUMBER OF
                                SECURITIES              VALUE OF
                                UNDERLYING            UNEXERCISED
                                UNEXERCISED           IN-THE-MONEY
                                OPTIONS AT             OPTIONS AT
                              FISCAL YEAR END       FISCAL YEAR END
                              -----------------   ----------------------
                               EXERCISABLE/           EXERCISABLE/
          NAME                 UNEXERCISABLE         UNEXERCISABLE
---------------------------   -----------------   ----------------------
Michael A. Hauck  .........    47,250/75,250      $70,674.00/$16,212.00
Robert Mander  ............    33,000/59,500      $36,986.00/$11,933.00
Martyn D. Williams   ......    15,850/40,400      $23,147.00/$12,367.00
Leonard R. Benjamin  ......     3,150/15,100      $ 3,166.00/$ 2,568.00

     Effective September 22, 1997, the Organization and Compensation Committee (the "Committee") changed the vesting period for options granted on or after April 16, 1996 under the Company's Restated Stock Option and Restricted Stock Purchase Plan (the "Stock Plan") from 5 years to 4 years. As a result of such change the number of unexercised options held by the named executive officers changed as follows: Michael A. Hauck, 49,750 exercisable/72,750 unexerciseable; Robert Mander, 35,000 exercisable/57,500 unexercisable; Martyn D. Williams,
16,975 exercisable/39,275 unexercisable, and; Leonard R. Benjamin 3,525 exercisable/14,725 unexerciseable. None of the options that became exercisable as a result of the Committee's change were in-the-money as of June 30, 1997. Accordingly, the values reflected in column (c) of the table above were unaffected by the change in exercisable and unexercisable options.


     The market value of the Company's Common Stock as of the close of business on September 25, 1997, as reflected by the closing price of the Common Stock on The Nasdaq National Market, was $11.125 per share.

EMPLOYMENT AGREEMENTS

     Each of the Company's executive officers have employment agreements in substantially similar form, which became effective as of the Spin-Off. Each such agreement provides that the Company will employ the executive for an indefinite term. Except in the case of Mr. Hauck, the agreements provide that the executive's employment is terminable by the Company at any time upon twelve months notice, and by the employee at any time upon six months notice. Mr. Hauck's employment is terminable by the Company at any time upon twenty-four months notice and by him at any time upon twelve months notice. Each executive's employment may also be terminated by the Company for cause. If an executive's employment is terminated by the Company other than for cause, any unvested options granted to the executive under the Company's Restated Stock Option and Restricted Stock Purchase Plan will vest as of the effective date of such termination. In addition to the foregoing, the Company may terminate the employment of Mr. Benjamin at its absolute discretion by paying him a lump sum equal to his annual salary in effect immediately before such termination. Each employment agreement also contains a covenant by the executive not to compete with the Company for a term of twelve months (twenty-four months in the case of Mr. Hauck) after the last active day of his employment with the Company.


     Each employment agreement specifies the executive's initial base salary. In addition, each executive is entitled to receive a bonus based upon certain performance criteria established by the Board of Directors. If 100% of targeted performance is achieved, the executive will receive a bonus equal to a specified percentage of his then-current annual salary. Mr. Hauck's initial base salary is \P188,000 (approximately $291,400) annually, with bonus targeted at 50% of then-current annual salary. Mr. Mander's base salary is $235,000 with a 40% targeted bonus. Mr. Williams' base salary is \P110,700 (approximately $172,500), with a 35% targeted bonus. (Pounds sterling have been translated into U.S. dollars at the rate of \P1.00 = $1.58, the exchange rate in effect as of September 8, 1997.) Mr. Benjamin's base salary is $171,600, with a 25% targeted bonus. Salaries and bonuses are to be reviewed from time to time by the Board of Directors and may be increased, at the discretion of the Board, in accordance with that review.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Organization and Compensation Committee of the Board of Directors are currently Dr. Lodish and Messrs. Groome and Turner. The Organization and Compensation Committee reviews the performance and approves the compensation, including the granting of stock options, of corporate officers of the Company.

     Mr. Turner was the Company's Chief Executive Officer until the Spin-Off, and currently serves as Chairman of the Board.

                  REPORT OF THE ORGANIZATION AND COMPENSATION
                      COMMITTEE OF THE BOARD OF DIRECTORS

     The committee reviews the performances and approves the compensation (including bonuses) OF the Company's executive officers and makes recommendations to the Board of Directors regarding grants to them under the Stock Plan.

     The Committee's recommendations are based on the Company's policy of relating individual compensation to the performance of the Company and each executive officer's contribution to the Company's success in attaining its goals. In addition, the Committee looks at the compensation packages of executive officers of similarly situated companies in order to ensure that the Company is providing competitive levels of compensation to its management and remains capable of attracting and retaining qualified executives.


     BASE SALARY


     In reviewing the executive officers' salaries, the Committee considered three factors: individual performance, market parity and changes in responsibilities. In assessing market parity, the Company targets to pay base salaries that are, overall, at or above the median of base salaries for similar positions with similarly situated companies.


     BONUSES


     The Committee, in its discretion, authorizes the payment of bonuses to the executive officers of the Company, which are related to the achievement of Company and individual objectives. An executive's performance is measured against short-term goals, such as the financial performance of the Company in the current year, and long-term objectives relating to the growth and strategic development of the business. In determining bonuses for fiscal 1997, the Committee recognized that certain financial goals for the Company, including an increase in earnings per share, had been exceeded, and considered the extent to which individual objectives had been met, and awarded bonus payments in line with these results.


     STOCK OPTIONS

     All executive officers of the Company participate in the Company's Stock Plan. The Stock Plan's primary purpose is to offer an incentive to contribute to the achievement of the long-term performance goals of the Company. Stock options have been granted only at the fair market value on the grant date, which is intended to reward grantees only to the extent of price appreciation of the Common Stock. Option grants for executive officers are determined by using a target based upon the approximate aggregate fair market value of the underlying stock on the grant date as a percentage of salary. Annual grants toward this target are based on an assessment of an executive officer's contribution to the development of the business and the officer's individual performance. The structure set for this plan is to grant up to 10% of the Common Stock of the Company over a five-year period to executive officers and other key personnel.

     For  fiscal  1997,  the Chief  Executive  Officer  was  awarded  options to purchase  25,000  shares,  the Chairman was awarded  options to purchase  11,000 shares,  the Chief  Operating  Officer  was awarded  options to purchase  20,000 shares, the Chief Financial Officer was awarded options to purchase 15,000 shares and the General Counsel was awarded options to purchase 7,500 shares.


     PENSION PLAN

     The Committee has reviewed over previous years the appropriateness of having a senior executive pension plan for certain executive officers and established a plan to fund pensionable service after January 1, 1991. Under the plan, the Company has made annual contributions of 15% of salary to the pension plans of each of the Chairman and the Chief Executive Officer. The Chief Operating Officer and the Chief Financial Officer have separate pension arrangements. The General Counsel participates in the Company's U.S. 401(k) plan.

CHIEF EXECUTIVE OFFICER COMPENSATION


     Mr. Hauck's annual base salary as Chief Executive Officer has been set, in his employment contract, at $291,400. The Committee believes that this salary is comparable to that of chief executive officers of the other businesses reviewed. Mr. Hauck's employment contract calls for a bonus of 50% of his base salary if 100% of performance criteria have been met. Mr. Hauck was paid a bonus of $95,000 for fiscal 1997. This bonus amount reflects the Committee's assessment of Mr. Hauck's achievement of his individual objectives and the recognition that the Company had exceeded certain of its performance targets for fiscal 1997.


                                              HARRY C. GROOME, CHAIRMAN
                                              LEONARD M. LODISH
                                              DENNIS M.J. TURNER

                             STOCK PERFORMANCE GRAPH

     The following graph compare the cumulative total stockholder returns, over the periods presented, on the Company's Common Stock, the Nasdaq U.S. Index and the Nasdaq Computer & Data Processing Index whose operations include sales and marketing information systems. The fiscal year-end values of each investment are based on share price appreciation plus reinvested dividends, and assume an initial investment of $100.



CUMULATIVE TOTAL RETURNS SINCE THE COMPANY'S
INITIAL PUBLIC OFFERING













                               [PERFORMANCE GRAPH]



























                               4/16/96      6/30/96      9/30/96     12/31/96      3/31/97    6/30/97
                              --------   ----------    ---------    ---------    ---------   ---------
WALSH  ..................     $ 100.00     77.08333     83.33333     72.91667     64.58333    69.79167
NASDAQ U.S. INDEX  ......     $ 100.00      105.700     109.5472     111.9302     108.7116    128.6465
NASDAQ COMPUTER & DATA
 PROCESSING INDEX  ......     $ 100.00     108.1723     110.3273     114.7277     106.517     138.6273

     The above report of the Committee and the Stock Performance Graph will not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such report or graph by reference.

                 APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN


     As of april 9, 1997, the board of directors of the company adopted, subject to stockholder aPproval, the Walsh International Inc. 1997 Employee Stock Purchase Plan (the "Plan"). Under the Plan, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code"), options to purchase shares of Common Stock (hereinafter, "Employee Options") will be granted to eligible employees of the Company. The Board of Directors believes that the grant of Employee Options is an important incentive for attracting, retaining and motivating employees through the opportunity of equity participation. The Plan is intended to serve this function. An aggregate of 100,000 shares of Common Stock have been reserved for issuance upon the exercise of Employee Options granted under the Plan, subject to stockholder approval of the Plan. The total market value of these reserved shares was $1,112,500 on September 23, 1997. The Plan will become effective upon approval by the stockholders. The Plan will terminate on such date that the employees participating in the Plan become entitled to purchase a number of shares of Common Stock greater than the number shares that have been reserved for issuance under the Plan, unless it is terminated prior thereto by the Board of Directors. The approximately 600 employees who are regularly scheduled to work for the Company who shall have completed six months of employment for the Company prior to enrollment in the Plan will be eligible to receive Employee Options. The maximum number of shares that may be purchased by any participant under the Plan will be equal to 10% of his base pay, divided by 85% of the fair market value of the Company's Common Stock on an Investment Date (as defined in the Plan) based upon the closing price of the Common Stock on the NASDAQ National Market on such Investment Date. A copy of the Plan is attached to this Proxy Statement as Exhibit A. The Company intends to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, and a listing application with the NASDAQ system with respect to shares of Common Stock issuable upon the exercise of Employee Options.


     The Plan shall be administered by the Committee. The Committee's authority to administer the Plan includes the authority (i) to interpret the Plan, (ii) to prescribe, amend and rescind rules and regulations the relating to the Plan and
(iii) to make such other determinations as are prescribed or necessary in the administration of the Plan.

     Under the Plan, the exercise price of an Employee Option will be 85% of the fair market value of the shares of Common Stock subject to the Employee Option on the date of grant, based upon the closing price of the Common Stock on the NASDAQ National Market.

     Members of the Committee may vote on any matter affecting the administration of, or the granting of Employee Options under, the Plan. All expenses and liabilities incurred by the Board of Directors or the Committee in administering the Plan are to be borne by the Company.

     The Plan provides that Employee Options will not be transferrable other than by will or by the laws of descent and distribution, and during an optionee's lifetime an Employee Option will be exercisable only by an optionee.

     In the event that after the adoption of the Plan the outstanding shares of the Company's Common Stock are subdivided or there is a declaration of dividends payable in Common Stock thereon, the number of shares of Common Stock (and the price per share) subject to the unexercised portion of any outstanding Employee Option and the number of shares for which Employee Options may be granted under the Plan will be increased proportionately , and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors, and such adjustment shall be effective and binding for all purposes. In the event of any other change effecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of the Employee Options issued under the Plan are quite complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Accordingly, each employee should consult his or her own tax advisor concerning the federal, state and local income tax consequences of participation in the Plan.

     Employee Options granted pursuant to the Plan are intended to qualify as options issued under an "employee stock purchase plan" within the meaning of
Section 423 of the Code. If an optionee makes no disposition of the shares acquired pursuant to exercise of an Employee Option within two years from the date of acquisition, then, (i) such optionee will realize no taxable income as a result of the grant or exercise of such Employee Option, and (ii) on the subsequent disposition of the shares received upon exercise of the Employee Option, the optionee generally will realize ordinary compensation income equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the exercise price, or (b) the excess of the fair market value of the shares at the time the Employee Option was granted over the exercise price. In the case of such a disposition, the optionee's basis in the shares will be increased by the amount of ordinary compensation so realized, with the result that the optionee generally will realize long-term capital gain or loss equal to the difference, if any, between the proceeds realized from the disposition over the sum of (x) the exercise price and (y) the amount of ordinary compensation income realized. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to the issuance of the Employee Options, the transfer of shares upon exercise of the Employee Options or the disposition of those shares.

     If shares subject to an Employee Option are disposed of prior to the expiration of the above time period, the optionee will realize ordinary compensation income in the year in which the disqualifying disposition occurs equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax information reporting requirements. In the case of any such disqualifying disposition, the optionee's basis in the shares will be increased by the amount of ordinary compensation income so realized, with the result that the optionee generally will realize capital gain or loss (short-term or long-term, depending upon whether the optionee has held the shares disposed of for more than one year prior to the disposition) equal to the difference, if any, between the proceeds realized from the disposition over the sum of (x) the exercise price and (y) the amount of ordinary compensation income realized.

     Upon the death of an optionee prior to disposing of shares purchased under the Plan, the tax return for the year of death must include as ordinary income the lesser of (a) the excess of the fair market value of the shares at the time of death over the exercise price, or (b) the excess of the fair market value of the shares at the time the Employee Option was granted over the exercise price. If such an amount is required to be included in the tax return in the year of death, an estate tax deduction may be available to the estate of the deceased optionee.

     Any dividends paid on shares purchased pursuant to the Plan must be reported by a participating optionee as ordinary income in the year received, whether received in cash or reinvested in additional shares or fractional shares of the Company's Common Stock. The sale of shares purchased through dividend reinvestment is subject to the income tax rules that normally apply to the sale of securities.

     The highest marginal ordinary income tax rate for individuals currently is 39.6%. As a result of recently enacted federal tax legislation, generally effective for sales and exchanges on or after July 29, 1997, capital gain income realized on the sale of a capital asset held for more than one year is subject to a maximum marginal tax rate of 28%, and capital gain income realized on the sale of a capital asset held for more than 18 months is subject to a maximum marginal tax rate of 20%.


VOTE REQUIRED FOR APPROVAL

     The Plan will be submitted to stockholders for their approval at the Annual Meeting. The proposal to adopt the Plan must be approved by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO ADOPT THE PLAN.

                                      * * *
                                    GENERAL


OTHER MATTERS

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1997 was mailed to stockholders on or about September 30, 1997.


SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefor) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.


STOCKHOLDER PROPOSALS

     If any stockholder of the Company intends to present a proposal for consideration at the 1998 Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 105 Terry Drive, Suite 118, Newtown, Pennsylvania 18940, Attention: Secretary, not later than June 2, 1998.


                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997, FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON REQUESTING A COPY THEREOF IN WRITING AND STATING THAT SUCH PERSON IS A BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY ON THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO WALSH INTERNATIONAL INC., 105 TERRY DRIVE, SUITE 118, NEWTOWN, PENNSYLVANIA 18940, ATTENTION: LEONARD R. BENJAMIN, VICE PRESIDENT AND GENERAL COUNSEL.


                                              By Order of the Board of Directors


                                               /s/  Leonard R. Benjamin
                                               ---------------------------------
                                                    Leonard R. Benjamin
                                                    Secretary

                                                                       Exhibit A



                            WALSH INTERNATIONAL INC.
                         EMPLOYEE STOCK PURCHASE PLAN


1. PURPOSE.

     The purpose of the Walsh International Inc. ("Walsh") Employee Stock Purchase Plan, (the "Plan") is to secure for Walsh and its stockholders the benefits of the incentive inherent in the ownership of Walsh's capital stock by present and future Employees of Walsh and its subsidiaries. The Plan is intended to comply with the provisions of Sections 421, 423 and 424 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan shall be administered, interpreted and construed in accordance with such provisions.


2. DEFINITIONS.

     "Account" means a Plan account maintained by the Committee or a person or persons designated by the Committee.

     "Code" shall have the meaning set forth in Section 1.

     "Committee" means the Organization and Compensation Committee of the Board of Directors of Walsh.

     "Common Stock" means Walsh Common Stock, par value $.01 per share.

     "Current Eligible Compensation" for any pay period means the gross amount of Eligible Compensation with respect to which net amounts are actually paid in such pay period.

     "Default Dollar Amount" for any Plan Year means the lesser of (i) the dollar amount payroll deduction, if any, as in effect for a Participating Employee as of the end of the previous Plan Year and (ii) the maximum dollar amount payroll deduction, if any, allowable for such Participating Employee for such Plan Year.

     "Dollar Amount Eligible Compensation" for any Plan Year for a Participating Employee means the gross amount of Eligible Compensation paid to such Participating Employee by Walsh and its Subsidiaries during the 12 month period prior to such Plan Year.

     "Employee" means any person, including an officer or director of Walsh or a Subsidiary of Walsh, who is customarily employed on a full-time or part-time basis by Walsh or a Subsidiary of Walsh and is regularly scheduled to work at least 20 hours per week.

     "Eligible Compensation" means base salary, incentive compensation, overtime and/or bonuses, unless otherwise determined by the Committee. Eligible Compensation does not include any payments for shift differential, reimbursement for expenses, deferred profit-sharing distributions, deferred compensation, or other non-regular payments unless otherwise determined by the Committee.

     "Eligible Employee" means Employees eligible to participate in the Plan pursuant to the provisions of Section 5.

     "Fair Market Value" means the mean of the high and low sales prices of a share of Common Stock on the Nasdaq National Market on the date in question or, if the Common Stock shall not have been traded on such date, the mean of the high and low sales prices on such exchange on the first day prior thereto on with the Common Stock was so traded or such other amount as may be determined by the Committee by any fair and reasonable means.

     "Investment Date" means the Friday immediately preceding the 15th day of the month following the end of each calendar quarter.


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

     "Participating Employee" means an Employee of Walsh or a Subsidiary (i) for whom payroll deductions are currently being made or (ii) for whom payroll deductions are not currently being made because he or she has reached the limitation set forth in Section 7.

     "Plan" shall have the meaning set forth in Section 1.

     "Plan Year" means a 12 month period beginning July 1 and ending June 30.

     "Regular Paycheck" means bi-weekly, limited hour semi-monthly and monthly base salary paychecks.

     "Subsidiary" means any corporation included from time to time by the Committee, in its sole discretion, of which Walsh owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock.

     "Walsh" shall have the meaning set forth in Section 1.


3. SHARES RESERVED FOR THE PLAN.

     There shall be reserved for issuance and purchase by Employees under the Plan an aggregate of 100,00 shares of Common Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan may be shares now or hereafter authorized but unissued, or shares that were once issued and subsequently reacquired by Walsh. If and to the extent that any right to purchase reserved shares shall not be exercised by any Employee for any reason or if such right to purchase shall terminate as provided herein, shares that have been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 13).

4. ADMINISTRATION OF THE PLAN.

     The Plan shall be administered, at the expense of Walsh, by the Committee. The Committee consists of not less than 2 members of the Board of Directors who are not officers or in the employ of Walsh. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons.

5. ELIGIBLE EMPLOYEES.

     All Employees of Walsh and each Subsidiary shall be eligible to participate in the Plan, provided that each of such Employees:

       (a) has been employed by Walsh and/or any Subsidiary (or any predecessor thereof) for a period of at least six months (continuous or otherwise) prior to the Plan Year during which participation is to commence; and

       (b) does not own, immediately after the right is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of Walsh or of a Subsidiary.

     In determining stock ownership under this Section 5, the rules of Section 424(d) of the Code shall apply and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Eligible Employees who have been or will be laid off or retired on the first day of a Plan Year cannot participate in such Plan Year.

6. ELECTION TO PARTICIPATE AND PAYROLL DEDUCTIONS.

     Each Eligible Employee may elect to participate in the Plan during the enrollment period just prior to the beginning of a Plan Year.


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

     Each Eligible Employee may elect a payroll deduction of from 1% to 10% of Current Eligible Compensation from each paycheck, in increments of 1% (i.e., 1%, 2%, 3%, etc.), or may in the alternative, elect a payroll deduction of an annual dollar amount of up to 10% of Dollar Amount Eligible Compensation. Such annual dollar amount shall be divided by the number of Regular Paychecks in the Plan Year from which payroll deductions are to be made and the result shall be deducted from each Regular Paycheck. The minimum dollar amount election is $120 per Plan Year. If any such payroll deduction would exceed the amount of any of a Participating Employee's Regular Paychecks, such Participating Employee may make a direct payment by personal check in the amount of such excess. A Participating Employee may not change the manner of payroll deduction (i.e., percentage vs. Dollar amount) during a Plan Year.

     Elections  under  this  Section 6 are  subject  to the  limits set forth in
Section 7. All payroll deductions shall be credited, as promptly as practicable, to an account in the name of the Participating Employee and may be used by Walsh for any corporate purpose.

     Unless he or she elects otherwise during the Enrollment Period for the Plan Year, an Eligible Employee who is a Participating Employee on the day before a Plan Year commences will be deemed (i) to have elected to participate in such Plan Year and (ii) to have authorized the same type of payroll deduction (i.e., percentage or dollar amount) for such Plan Year as in effect for such Employee on the day before such Plan Year commences. That payroll deduction will be either the same percentage deduction in effect for such Employee on the day before such Plan Year commences or the Dollar Default Amount, as applicable.

     A Participating Employee may at any time cease participation in the Plan by filing the required form with Walsh. The cessation will be effective as soon as practicable, whereupon no further payroll deductions shall be made, and payroll deductions not theretofore invested shall be invested as provided in Section 9. Any Participating Employee who ceases to participate may elect to participate in a subsequent Plan Year, if then eligible. A Participating Employee may at any time during the Plan Year (but not more than once) change his or her payroll deductions by filing the required from with Walsh, which change shall become effective with the first pay period of the first succeeding calendar quarter to which it may be practicably applied.


7. LIMITATION OF NUMBER OF SHARES THAT AN EMPLOYEE MAY PURCHASE.

     No right to purchase shares under this Plan shall permit an Employee to purchase stock under all employee stock purchase plans of Walsh and its Subsidiaries (as defined in Section 423 of the Code) at a rate which in the aggregate exceeds $25,000 of Fair Market Value of such stock (determined at the time the right is granted, which, in the case of this Plan, is the Investment
Date) for each calendar year in which the right is outstanding at any time.


8. PURCHASE PRICE.

     The purchase price for each share of Common Stock shall be eighty-five percent (85%) of the Fair Market Value of such share on the Investment Date.


9. METHOD OF PURCHASE AND INVESTMENT ACCOUNTS.

     As of each Investment Date, each Participating Employee shall be offered the right to purchase, and shall be deemed, without any further action, to have purchased, the number of whole and fractional shares of Common Stock determined by dividing the amount of his or her payroll deductions not theretofore invested by the purchase price as determined in Section 8, provided that instead of purchasing fractional shares of Common Stock, the Committee may elect to refund to each Participating Employee the amount of his or her payroll deductions that would have been used to purchase fractional shares or credit such amount to the Participating Employee for the next Investment Date. All such shares shall be maintained in separate Accounts for the Participating Employees. All dividends paid with respect to such shares shall be credited to each Participating Employee's Account, and will be automatically reinvested in whole and fractional shares of Common Stock, unless the Participating Employee elects not to have such dividends reinvested.

10. TITLE OF ACCOUNTS.

     Each Account may be in the name of the Participating Employee or, if he or she so indicates on the appropriate form, in his or her name jointly with another person, with right of survivorship. A Participating Employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have an Account in his or her name as tenant in common with another person, without right of survivorship.


11. RIGHTS AS A STOCKHOLDER.

     At the time funds from a Participating Employee's payroll deductions account are used to purchase the Common Stock, he or she shall have all of the rights and privileges of a stockholder of Walsh with respect to whole shares purchased under the Plan whether or not certificates representing full shares have been issued.


12. RIGHTS NOT TRANSFERABLE.

     Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.


13. ADJUSTMENT IN CASE OF CHANGES AFFECTING WALSH'S COMMON STOCK.

     In the event of a subdivision of outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of
Section 424 of the Code.


14. RETIREMENT, TERMINATION AND DEATH.

     In the event of a Participating Employee's retirement or termination of employment during a Plan Year, the amount of his or her Payroll Deductions not theretofore invested shall be refunded to him or her, and in the event of his or her death shall be paid to his or her estate, any such refund or payment to be made as soon as practicable after the next Investment Date. Except as expressly otherwise provided herein, a Participating Employee shall not be entitled to any Plan benefits upon, or by reason of, the termination of the Participating Employee's employment, however occurring, or the termination of the Plan.


15. SEGREGATION OF FUNDS.

     Neither Walsh nor its Subsidiaries shall be obligated to segregate funds received or held under the Plan or to pay any interest on such funds.


16. AMENDMENT OF THE PLAN.

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under it to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, including stockholder approval if required.


17. TERMINATION OF THE PLAN.

     The Plan and all rights of Employees hereunder shall terminate:

       (a) on the Investment Date that Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

       (b) at any time, at the discretion of the Board of Directors.

     In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be sold to Participating Employees on a pro rata basis.


18. EFFECTIVE DATE OF THE PLAN.

     The Plan shall be effective as of the date on which the Plan is approved by the stockholders of Walsh.


19. GOVERNMENTAL AND OTHER REGULATIONS.

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and Walsh's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for Walsh, be required.


20. INDEMNIFICATION OF COMMITTEE.

     Service on the Committee shall constitute service as a Director of Walsh so that members of the Committee shall be entitled to indemnification and reimbursement as Directors of Walsh pursuant to its Certificate of Incorporation, By-Laws, or resolutions of its Board of Directors or stockholders.


21. APPROVAL OF STOCKHOLDERS.

     The Plan is subject to the approval of the stockholders of Walsh, by written consent, at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.